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                                                              Exhibit (d)(2)(xi)

               FORM OF NOVATION OF PORTFOLIO MANAGEMENT AGREEMENT

         This Novation Agreement is entered into this 30th day of September, 2002 by and among Allianz Dresdner Asset Management of America L.P. (formerly PIMCO Advisors L.P.) ("ADAM"), a Delaware limited partnership, Dresdner RCM Global Investors LLC ("DRCM"), a Delaware limited liability company, and PIMCO Funds Advisors LLC ("PFA"), a Delaware limited liability company.

         WHEREAS, PIMCO Funds: Multi-Manager Series (the "Trust") has retained ADAM to render management services to the Trust's series pursuant to an Investment Advisory Agreement dated May 5, 2000, as from time to time amended or supplemented, and such agreement authorizes ADAM to engage sub-advisers to discharge ADAM's responsibilities with respect to the management of such series;

         WHEREAS, ADAM has appointed DRCM to act as portfolio manager to PIMCO RCM Global Equity, PIMCO RCM Global Small-Cap, PIMCO RCM Global Technology, PIMCO RCM Global Healthcare, PIMCO RCM Large-Cap Growth, PIMCO RCM Mid-Cap, PIMCO RCM Small-Cap, PIMCO RCM Balanced, PIMCO RCM Tax-Managed Growth, PIMCO RCM Biotechnology, PIMCO RCM International Growth Equity, PIMCO RCM Emerging Markets and PIMCO RCM Europe Funds (the "Funds") pursuant to the terms of the Portfolio Management Agreement dated February 1, 2002, by and between ADAM and DRCM (as from time to time amended or supplemented, the "Portfolio Management Agreement");

         WHEREAS, ADAM, PFA and DRCM are all registered with the SEC as investment advisors under the Investment Advisers Act of 1940 and the rules and regulations thereunder, as amended from time to time;

         WHEREAS, the Trust and ADAM desire that ADAM be replaced as the Funds' investment advisor by PFA in a transaction which does not result in a change of actual control or management in accordance with Rule 2a-6 of the Investment Company Act of 1940; and

         WHEREAS, ADAM desires to affect a novation of the Portfolio Management Agreement so that PFA is substituted for ADAM as a party to such agreement and ADAM is released from its obligations under such agreement, PFA desires to accept the novation thereof, and DRCM desires to consent to such novation;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Novation and Acceptance. Subject to the terms and conditions contained herein, ADAM hereby affects a novation of the Portfolio Management Agreement to substitute PFA for ADAM as party to such agreement (the "Novation"), DRCM hereby consents to such Novation and hereby releases ADAM from all of its duties and obligations under the Portfolio Management Agreement, and PFA hereby accepts the Novation and hereby releases ADAM from all of its duties and obligations under the Portfolio Management Agreement and assumes all rights, duties and obligations of ADAM under such agreement. Any procedures established from time to time by agreement between ADAM and DRCM shall be assigned to PFA, subject to the

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terms and conditions contained herein and subject to amendment by mutual agreement of PFA and DRCM.

         2. Term. The Novation shall become effective on the date hereof and shall extend for so long as the terms specified in Section 14 of the Portfolio Management Agreement are satisfied or until terminated in accordance with said
Section 14.

         3. No Termination. The parties agree that the Novation shall not constitute an "assignment" of the Portfolio Management Agreement for purposes of
Section 14 of the Portfolio Management Agreement or the 1940 Act, and that the Portfolio Management Agreement, as so novated, shall remain in full force and effect after the Novation.

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         IN WITNESS WHEREOF, the parties hereto have caused this Novation
Agreement to be executed as of the day and year first above written.

                                                       ALLIANZ DRESDNER
                                                       ASSET MANAGEMENT
                                                       OF AMERICA L.P.


                                                       By:______________________
                                                       Name:
                                                       Title:



                                                       DRESDNER RCM
                                                       GLOBAL INVESTORS LLC


                                                       By:______________________
                                                       Name:
                                                       Title:




                                                       PIMCO FUNDS ADVISORS LLC


                                                       By:______________________
                                                       Name:
                                                       Title: